LICENSE AGREEMENT

     This License Agreement ("Agreement") is entered into as of the 16th day of January, 2001 between ABC HOME FURNISHINGS, INC., a New York corporation having its principal office at 888 Broadway, New York, New York 10003 ("LICENSOR") and HARVEY ELECTRONICS, INC. a New York corporation having its principal office at Lyndhurst, New Jersey ("LICENSEE"). Sometimes LICENSOR and LICENSEE are referred to in this Agreement individually as a "party" and collectively as the "parties."

     The parties agree to the following:

     A. LICENSOR operates a store more commonly known as ABC CARPET & HOME (the "Store") on premises referred to as 888 Broadway, New York, New York (the "Building").

     B. LICENSEE desires the privilege and a license to operate an electronics department within the Store under the terms, covenants, and conditions set forth in this Agreement (the "Department").

     C. LICENSOR is willing to grant LICENSEE such privilege and license but only upon the terms, covenants, and conditions set forth in this Agreement.

     D. This Agreement supersedes and replaces any previous license agreement between the parties for the Licensed Space.

     In consideration of the mutual promises contained in this Agreement, LICENSOR and LICENSEE agree as follows:

     1. Grant of License. LICENSOR hereby grants to LICENSEE and LICENSEE accepts the privilege to conduct and operate the Department in the Store and other areas designated by LICENSOR for the display and retail sale of audio/video, home theater, audio-visual furniture and the custom installation of such furniture and equipment, consumer electronics and electronic accessories (including audio/video furniture) and for no other purposes. It is anticipated that the name of the licensed Department will be "HARVEY ELECTRONICS" or a name substantially similar thereto. In no event may LICENSEE sell any other items without the prior written consent of LICENSOR, which consent may be withheld at the sole discretion of LICENSOR for any reason whatsoever. LICENSEE accepts this Agreement subject and subordinate to any underlying lease, mortgage, deed of trust, or other lien or encumbrance presently existing on the Store or hereafter placed upon the Store. To the best of LICENSOR's knowledge, no permission, approval, or consent by third parties or governmental authorities is required in order for LICENSOR to enter into this Agreement.

     2. Licensed Space. LICENSEE will initially occupy an area on the upper mezzanine of the first floor of the Store consisting of approximately 4,500 square feet of lockable, useable space, inclusive of selling and display space (the "Licensed Space"). The Licensed Space will be initially located in an area of the Store that LICNESEE has been occupying up to the date of the execution of this Agreement. The license of the Licensed Space includes all appurtenances and existing means of access to and from, and all ways over the adjoining and surrounding area of the Store and other public spaces immediately adjoining and contiguous to the Licensed Space, and rights appurtenant to or used in connection with the Licensed Space, including the use of all common areas, so long as such use is consistent with LICENSEE's use of the Licensed Space in accordance with the terms of this Agreement. In addition to the approximately 4,500 square feet of store space on the upper mezzanine level, LICENSOR will make available to LICENSEE approximately 500 square feet of lockable storage space in the sub-basement of the Building. All references in this Agreement to the Licensed Space will include both the approximately 4,500 square feet of store space on the upper mezzanine level and the approximately 500 square feet of lockable storage space in the sub-basement of the Building. LICENSEE acknowledges that from time to time LICENSOR may need to increase or decrease the size of the Licensed Space and LICENSEE consents to such adjustments, so long as if the amount of square footage in the upper mezzanine level area is reduced by 10% or more, LICENSOR will be obligated to reduce the amount of base license fees that LICENSEE pays LICENSOR hereunder proportionately. If LICENSOR needs to decrease the size of the Licensed Space by more than 20%, LICENSOR must first notify LICENSEE to determine whether LICENSEE will consent to such an adjustment. If LICENSEE refuses to consent, LICENSOR will have the right not to proceed with such a reduction in the Licensed Space by more than 20% and this Agreement will continue in force and effect. On the other hand, if LICENSOR insists on proceeding with the reduction of more than 20% in spite of LICENSEE's refusal to consent, LICENSEE will have an option for a period of thirty days immediately following receipt of written notice from LICENSOR that the Licensed Space is going to be reduced by more than 20% to terminate this Agreement upon one hundred and eighty days prior written notice, which notice must be sent within such thirty day option period.

     3. Term. The term of this Agreement (the "Term") will commence on January 1, 2001 (the "Commencement Date") and will continue until December 31, 2003. Thereafter, this Agreement will continue in full force and effect under the same terms and conditions until terminated by either party upon not less than one hundred and eighty days' notice to the other party.

     4. Collection of Sales Proceeds. LICENSEE will collect one hundred percent (100%) of its gross sales proceeds derived from the Licensed Space and will be responsible for paying all (i) applicable sales and excise taxes, (ii) credit card and charge card charges, (iii) check approval verifications costs, (iv) shipping and handling charges and (v) costs related customers' returns and refunds, and (vi) the amount of license fees payable by LICENSEE to LICENSOR hereunder. The term "gross sales," as used in this Agreement, means the total amount in dollars derived by LICENSEE from all paid-in-full (i.e., finalized and delivered) sales of merchandise and services originating from LICENSEE's sales from the Licensed Space, regardless of whether the customer's order is filled by shipment or delivery from or at the Licensed Space, or delivered from any other place. In determining whether a sale has been finalized and license fees are payable in accordance with the provisions of this Agreement, no deduction will be made for any part or parts (or the whole) of the sales that are uncollected or uncollectible. Notwithstanding anything contained in this Agreement to the contrary, LICENSOR agrees that LICENSEE will not be required to include in its computation of gross sales any amounts LICENSEE charges for in-store repairs and maintenance of goods sold by LICENSEE, but LICENSEE will be required to disclose on its financial statements all repair service income from the Licensed Space.

     (a) Sales and Excise Taxes. LICENSEE will have the right to deduct from gross sales any amounts collected by LICENSEE and paid out for any sales taxes or excise taxes imposed by any duly constituted government authority. LICENSEE agrees to promptly pay all applicable sales taxes and excise taxes as and when due.

     (b) Credit Card Charges. LICENSEE may deduct from gross sales any amounts collected and paid out for any applicable credit card and charge card charges. LICENSEE will also have the right to deduct its cost of check approval verifications. Credit card and charge card charges are agreed to be calculated at two and one quarter percent (2.25%) of LICENSEE's credit card and charge card sales from the Licensed Space. To be deductible, all credit card, charge card, and check approval verifications must be through LICENSOR's regular business processes. As used in this Agreement, references to "credit cards" will also apply to debit cards and similar types of cards.

     (c) Shipping and Handling Charges, Returns and Refunds. LICENSEE may deduct from gross sales all shipping and handling charges to customers and the cost of customers' returns and refunds. LICENSEE may make all refunds thereof either in cash, by check, or credit slips through LICENSEE's register and LICENSEE will maintain appropriate records of such transactions.

     (d) License Fees Payable. Beginning on the commencement date of the term of this Agreement, LICENSEE shall pay LICENSOR a base license fee of $25,000 per month, payable on the fifteenth day of each month, to cover all net sales up to and including $3,000,000 per year. Each month LICENSEE will cause to be generated a business report in a form reasonably acceptable to LICENSOR relating to the sales by LICENSEE from the Licensed Space. The report will state the amount of paid-in-full (i.e., finalized and delivered) net sales during the month on which royalties are being paid, and will provide such additional information as the parties may reasonably request and agree upon. Each report will be certified as true by a duly authorized agent or officer of LICENSEE. Said reports will indicate the total net sales for each monthly period and such other pertinent information as LICENSEE may reasonably request. As used in this Agreement, the term "net sales" means LICENSEE's gross sales less all permitted deductions pursuant to this Section 4 for (i) sales and excise taxes, (ii) credit card charges, (iii) shipping and handling charges, and (iv) in-store repairs and maintenance of goods sold by LICENSEE. Additionally, LICENSEE shall pay LICENSOR 10% of LICENSEE's net sales in excess of $3,000,000. Such additional license fees will be payable annually each year by LICENSEE to LICENSOR within sixty days of the end of LICENSOR's fiscal year end. If at any time during the term of this Agreement, LICENSEE's net sales are less than $2,100,000 of annualized sales (calculated for any nine month period based on actual sales and extrapolated for twelve months), LICENSEE will have an option for a period of thirty days immediately following the nine month time period when such occurrence first happens to terminate this Agreement upon one hundred and eighty days prior written notice to LICENSOR.

     5. Maintenance of Sales Records.

     (a) LICENSEE will provide, and at all times use and keep in good operating order and condition, such systems of recording sales as LICENSOR, from time to time, reasonably designates that will record sales on sequentially numbered and daily dated invoices. LICENSEE covenants and agrees to preserve said daily dated invoices for not less than one year after the end of the fiscal year of LICENSOR to which they relate. LICENSEE further agrees that a duplicate copy of the sequentially numbered invoice describing the items purchased and showing the amount of the sale will be delivered to each customer for and at the time of each sale. LICENSEE will record or cause to be recorded on LICENSEE's registers all sales made by or in the Department or originating therefrom or attributable thereto, regardless of whether for cash or other valuable consideration by means of invoices as aforesaid, at the time of the sale.

     (b) LICENSEE's failure to comply with the terms of this provision will be an event of default and will constitute cause for LICENSOR's immediate termination of this Agreement if LICENSEE fails to cure such event of default within two business days of the date the event of default first occurs and record on such registers all sales for the period of time LICENSEE was not in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, if LICENSEE is in violation or breach of any of the terms of this Agreement and LICENSOR has sent written notice to LICENSEE regarding each violation or breach two or more times within a consecutive three hundred and sixty-five day period, regardless of whether such violations or breaches are timely cured, such violations or breaches will, at LICENSOR's election, be deemed deliberate and not curable on the second occasion thereof.

     (c) LICENSEE further covenants and agrees to record sales and other transactions from LICENSEE's sales from the Licensed Space in permanent books of account, in accordance with good accounting methods and practices. All invoice records and book records must be maintained at the Licensed Space and LICENSOR will have right to audit, examine, copy, and make abstracts of the same at any time upon reasonable prior notice to LICENSEE. If a discrepancy of more than two percent (2%) in underreporting of sales is determined as a result of such audit or examination, LICENSEE will not only pay LICENSOR the amount of the shortfall, plus interest at fifteen percent (15%) from the date the original amounts were due and payable, but will also reimburse LICENSOR for the cost of the audit or examination.

     6. Operation of Licensed Space. LICENSEE shall keep the Department open for the regular transaction of business, with adequate inventory in stock, and staffed with an adequate number of trained personnel during such days of the week as LICENSOR from time to time reasonably determines. Such business hours for the operation of LICENSEE's business will generally be the same as those of the Store. LICENSEE shall at all times have a competent manager in charge of the Department who shall devote his or her entire business time and attention to the conduct of the business thereof. Persistent understaffing of the Department will constitute grounds for termination of this Agreement (within LICENSOR's discretion). LICENSEE agrees that all merchandise exhibited in the Licensed Space will be consistent with LICENSEE's past practices within the Licensed Space. LICENSOR, by signing this Agreement, acknowledges that the merchandise "mix" in the Licensed Space as of September 1, 1998 was acceptable to LICENSOR.

     7. LICENSEE's Operational Expenses. Except as otherwise specifically provided for in this Agreement, LICENSEE shall bear and promptly pay and discharge all expenses and obligations in connection with the operation of its business, including, but not limited to, (i) the purchase of all fixtures, merchandise, materials, and supplies in the Licensed Space, (ii) the compensation of its employees plus benefits, taxes, licenses, and permit fees payable to public authorities, (iii) commission expenses paid to LICENSOR's employees (in the amount of 2.5%) that are generated from the sale of LICENSEE's goods and inventory, (iv) all other expenses regardless whether similar to the foregoing that are incurred by either party in connection with the operation of the Department, (v) its proportionate share of the agreed-upon cost of any cooperative advertising (including direct mail) with LICENSOR at the then-applicable rate paid by LICENSOR, and (iv) all shipping and handling charges other than in connection with customer returns. LICENSEE is likewise entitled to be paid commissions on sales of LICENSOR's goods and inventory by LICENSEE's employees and LICENSOR agrees to credit LICENSEE for such amounts against the commission expenses that are payable to LICENSOR for sales of LICENSEE's goods and inventory by LICENSOR's employees. With regard to
LICENSOR's personal shoppers, LICENSOR agrees to use commercially reasonable efforts to encourage such personal shoppers to promote the sale of LICENSEE's furniture, fixtures, merchandise, and other goods and services.

     8. LICENSEE's Employees. With regard to all LICENSEE's sales in the Licensed Space, LICENSEE agrees to be solely responsible for providing adequate accounting, recordkeeping, shipping, and receiving personnel for LICENSEE's benefit. LICENSEE agrees to have each of its employees who work in the Licensed Space sign an acknowledgement form at the time of hire stating that the employee is aware of the fact that he or she is an employee of LICENSEE and not LICENSOR. LICENSEE agrees to allow LICENSOR to review such acknowledgement forms at any time during the Term or within five years after the end of the Term and LICENSEE agrees to keep the original of such acknowledgement forms for a period of at least five years after the end of the Term. LICENSEE agrees to assume all responsibility and liability for all persons it employs. Nothing contained in this Agreement will be deemed, either directly or indirectly, to construe LICENSOR as the master or employer of any of LICENSEE's managers or employees, agents or servants and in the event of a dispute regarding the construction of this Agreement, it will be interpreted in a manner consistent therewith.

     9. Keys; Access. LICENSEE will not be entitled to any keys or other means of access to the Building, but will be entitled to have keys to the Licensed Space but only on the condition that LICENSEE furnishes LICENSOR with at least one key to the Licensed Space. In the event of an emergency, either a senior manager or a general manager of LICENSOR will have the right to enter the Licensed Space without LICENSEE's consent and without prior notice. In all other instances, LICENSOR agrees to provide LICENSEE with prior notice of the need to access the Licensed Space.

     10. Merchandising, Pricing, and other Policies. All merchandising policies, including, but not limited to pricing structure, grades, standards, and qualities of merchandise and inventory of LICENSEE are subject to the approval of LICENSOR, which consent will not be unreasonably withheld. It is agreed that the pricing structure of such merchandise to be sold in the Licensed Space will be priced at no higher than that of LICENSEE's existing store merchandise in LICENSEE's other stores in Manhattan and will be consistent with LICENSEE's past practices regarding its pricing, presentation, and mix of merchandise. LICENSEE will not be permitted to sell any items not covered by the description in this Agreement in the Licensed Space without the prior written consent of LICENSOR. Additionally, LICENSEE shall conform to all the general business policies, practices, and procedures of LICENSOR, as same may from time to time during the Term be amended or modified by LICENSOR.

     11. Advertising. All advertising by LICENSEE pertaining to its licensed business hereunder in any form whatsoever during the Term must be consistent with prior practices within the Store and will be subject to the approval and discretion of LICENSOR, and LICENSEE agrees not to engage in any advertising without LICENSOR's written consent. To the extent that LICENSOR incurs any agreed-upon cooperative advertising expenses for the benefit of the Store and all the Licensees, LICENSEE agrees that LICENSOR will bill LICENSEE for its share of such advertising expenses and direct mail expenses and LICENSEE agrees to pay any such amounts owed within ten days of the date of receipt of an invoice. LICENSOR agrees that LICENSEE will have the right during the term of this Agreement to use the name "Harvey Inside ABC Home" in LICENSEE's advertising. Moreover, to the extent that such action does not present a problem with LICENSOR's other licensees, LICENSOR agrees to use commercially reasonable efforts to list LICENSEE's name among LICENSOR's store names except in image advertisements and linens advertisements.

     12. Customer Complaints. LICENSEE covenants and agrees to promptly and satisfactorily resolve any customer complaints relative to business transactions conducted during day-to-day operation of LICENSEE's business in the Licensed Space within fourteen days of LICENSEE receipt of same. Failure by LICENSEE to satisfactorily resolve customer complaints and make to customers proper allowances will constitute cause to terminate this Agreement. Satisfactory resolution of complaints and customer allowances will be determined within the reasonable discretion of LICENSOR. LICENSEE agrees to indemnify and hold
LICENSOR harmless for all customer related problems, complaints, and/or discrepancies of any sort or description, including replacement or repair of any product purchased from the Licensed Space.

     13. Utilities. At its expense, LICENSOR will provide lighting, air conditioning, and heat during normal business hours for the Department when, and to the extent, in LICENSOR's reasonable judgment, necessary, but at least to the extent provided for the rest of the Store. LICENSEE agrees that, at its own cost and expense, it shall install and maintain a telephone for the purpose of making outside telephone calls. LICENSOR agrees to provide to LICENSEE a separate telephone extension for the purposes of identifying all of LICENSEE's outgoing telephone calls made from the Licensed Space. LICENSOR agrees to provide a telephone through the Store's main switchboard for incoming LICENSEE telephone calls, with the initial installation costs to be incurred by LICENSEE. LICENSEE agrees to pay for all telephone calls identified by its telephone extension number. LICENSOR agrees to pay all real estate taxes on the Building during the term of this Agreement and all charges for water used in the Building.

     14. Insurance Coverages.

     (a) LICENSEE shall procure and obtain commercial general liability insurance coverage and products liability insurance from insurance companies or carriers approved by LICENSOR of not less than one million dollars ($1,000,000) combined single limit. Such coverage must include bodily injury, broad form property damage, premises/operations, owner's protective coverage, blanket contractual liability, products liability, and completed operations liability. Such insurance must be obtained from companies and through brokers approved by and acceptable to LICENSOR that are licensed to sell insurance in the State of New York.

     (b) Such insurance policies must further provide that copies of cancellation or termination notices will be sent to LICENSOR no later than thirty days prior to cancellation, modification, or termination. Such language on the certificate of insurance will read as follows: "If any of the above-referenced insurance policies are canceled before the expiration date thereof or non-renewed, or if the coverage of such policies is changed, the issuing company shall provide the additional insured with at least thirty days' prior written notice thereof." LICENSEE also agrees to deliver a copy of each insurance policy and all endorsements required in this Agreement to LICENSOR on the Commencement Date or within thirty days of the date of this Agreement, whichever is sooner, and annually thereafter during the Term, within at least thirty days of the renewal of such insurance coverage.

     (c) Duplicate copies of the policies will be delivered to LICENSEE and LICENSOR within thirty days of the date of the execution of this Agreement or within five business days of the date of LICENSEE's occupying the Licensed Space, whichever is sooner, and annually thereafter within five business days of the date such coverages are renewed.

     (d) LICENSOR, Jerome Weinrib and his wife, Norma Weinrib, and Evan Cole and his wife, Paulette Cole, must be listed as additional named insureds on LICENSEE's liability insurance coverages and as loss co-payees on LICENSEE's casualty insurance coverages, as their interests may appear.

     (e) To the extent permitted by state law, LICENSEE agrees to have its insurers on any insurance coverages that LICENSEE is required to maintain under the terms of this Agreement waive subrogation rights and provide proof of same to LICENSOR in the form of a written notation on the certificate of insurance. Likewise, to the extent permitted by state law, LICENSOR agrees to have its insurers on any insurance coverages that LICENSOR is required to maintain under the terms of this Agreement waive subrogation rights with respect to both property damage and personal injury and provide proof of same to LICENSEE in the form of a written notation on the certificate of insurance.

     (f) To the extent any claims are paid on LICENSEE's insurance during a policy year, LICENSEE agrees to immediately reinstate the minimum amount of coverage so that the minimum amount of insurance coverage required in this Agreement is in force at all times during the Term. The amount of the minimum coverage to be maintained at all times during the Term is for an annual aggregate amount. Accordingly, to the extent that a claim is paid on the insurance policy at any time that reduces the amount of the annual aggregate, LICENSEE agrees to immediately purchase additional coverage to maintain the annual aggregate at the minimum limit throughout the remainder of the policy year and provide LICENSOR with proof of having purchased such additional coverage.

     (g) All policies of insurance provided for in this Agreement must be issued by insurance companies that have had a general policyholders' rating for the five consecutive years immediately preceding and including the year the coverage is written of not less than "A+" and with a financial rating of not less than "A," as rated in the most current edition of A.M. Best Company's Insurance Reports.

     (h) Each insurance policy required under the terms of this Agreement to be maintained by LICENSEE will state that it is: (i) primary coverage as respects any claims, losses, or liabilities arising out of LICENSEE's use of the Licensed Space; (ii) non-contributing; (iii) not supplemental to, nor in excess of, coverage that LICENSOR may carry or that may be available to LICENSOR; and (iv) that any insurance coverage carried by LICENSOR will be excess insurance.

     (i) No insurance required by this Agreement to be maintained by LICENSEE will be subject to more than a $10,000 deductible limit or self-insurance amount without LICENSOR's prior written approval.

     (j) Any insurance policy required of LICENSEE under this Agreement may be furnished by LICENSEE under a blanket policy carried by LICENSEE, but only if such blanket policy contains an "Aggregate Limit per Location" endorsement that guarantees a minimum limit available for the coverage provided to LICENSOR equal to the insurance amounts required in this Agreement for the Licensed Space.

     (k) LICENSEE agrees that all insurance coverages provided for pursuant to this Agreement will be on an "occurrence" basis and not on a "claims made" basis.

     (l) LICENSEE agrees that, if LICENSEE does not keep the required insurance coverages in force during the Term, LICENSOR will have the right, in addition to all other rights set out in this Agreement, but not the obligation, at any time and from time to time, and without notice, to procure the required insurance coverages and pay the premiums for the insurance, and that such premiums will be repaid by LICENSEE to LICENSOR, as additional royalty, immediately upon demand by LICENSOR. LICENSEE shall pay LICENSOR the cost of all such insurance premiums incurred by LICENSOR, together with interest thereon at the rate of ten percent (10%) per annum, along with any additional costs and expenses incurred by LICENSOR in connection therewith, without prejudice to any other rights and remedies of LICENSOR under this Agreement. LICENSEE also agrees that LICENSOR has the right to offset the amount of any premiums paid for by LICENSOR on LICENSEE's behalf under this provision against any amounts owed by LICENSOR to LICENSEE. It is expressly understood that procurement by LICENSOR of any such insurance coverage will not be deemed to waive or release the default of LICENSEE, or the right of LICENSOR, at LICENSOR's option, to recover possession of the Licensed Space by reason of such default as provided in this Agreement. LICENSEE covenants and agrees to pay LICENSOR all damages that LICENSOR may have sustained by reason of the failure of LICENSEE to obtain and maintain such insurance coverage, it being expressly declared that the damages of LICENSOR will not be limited to the amount of premiums paid by LICENSOR thereon.

     (m) LICENSOR, its agents, and employees make no representations that the limits of liability specified to be carried by LICENSEE pursuant to this Agreement are adequate to protect LICENSEE. If LICENSEE believes that any of such insurance coverage is inadequate, LICENSEE will obtain, at LICENSEE's sole cost and expense, such additional insurance coverage as LICENSEE deems adequate. LICENSEE acknowledges that the limits of insurance required in this Agreement will not, however, limit the liability of LICENSEE either in tort or contract under the terms of this Agreement with respect to LICENSEE's negligence and any such damage or harm proximately caused thereby, it being expressly agreed that none of the requirements contained in this Agreement as to the types, limits, or LICENSOR's approval of insurance coverage to be maintained by LICENSEE is intended to and will not in any manner limit, qualify, or quantify the liabilities and obligations assumed by LICENSEE under this Agreement or otherwise provided by law.

     (n) LICENSOR represents to LICENSEE that LICENSOR maintains and will maintain during the Term adequate insurance coverage to protect against LICENSOR's risks associated with the performance of this Agreement and will maintain adequate casualty insurance coverage on the Building during the Term.

     15. Independent Status. LICENSEE shall conduct its business solely for its own account and at its own risk, and LICENSOR will have no ownership or the right, title, or interest in or liability with respect to the business thereof, or (except as otherwise specifically provided in this Agreement with regard to LICENSEE's obligations to pay commissions) in the receipts, proceeds, or losses thereof, nor will LICENSOR be deemed to be a partner, joint venturer, or principal of LICENSEE.

     16. Credit. LICENSEE will have no right or power to pledge LICENSOR's credit or to incur any obligations or make any commitments that will be binding upon LICENSOR, without LICENSOR's express written consent, it being the intent of this Agreement that the Department will constitute an independent and separate business, belonging in its entirety to LICENSEE, notwithstanding the fact that the Store and the departments thereof, including the Department, may be advertised as though it is a single establishment under LICENSOR's ownership, management, or otherwise. In the event of a dispute, this Agreement with be construed to preserve LICENSEE's independent operation as a stand alone business.

     17. Compliance with Laws. LICENSEE agrees at all times and at its own cost and expense to comply with all laws, ordinances, rules, and regulations of any applicable governmental agency or public authority with respect to or affecting
(i) its use and occupancy of the Licensed Space, (ii) its hiring of employees (including all Immigration laws), and (iii) LICENSEE's business or the conduct thereof. Likewise, LICENSOR agrees to comply with all laws, ordinances, rules, and regulations of any applicable governmental agency or public authority with respect to or affecting (i) its use and occupancy of the Building, (ii) its hiring of employees (including all Immigration laws), and (iii) LICENSOR's business or the conduct thereof. Each party hereby agrees to defend and indemnify the other party and save it harmless from any and all losses, damages, liability, costs, or expenses resulting from any violation of any of the foregoing by the non-complying party regardless whether such violations originated before or after the date of this Agreement. LICENSEE will not be responsible for interior or structural alterations that are required as a result of any laws that are enacted subsequent to the date of this Agreement or changes in law that occur after the date of this Agreement.

     18. LICENSEE's Furniture, Fixtures, and Equipment. All plans for installing fixtures and signs in the Licensed Space must be submitted to LICENSOR for its prior written consent, which consent will not be unreasonably withheld. LICENSEE shall, at its own cost and expense, purchase and install its furniture, fixtures, and equipment to be used by it in the Licensed Space. Such furniture, fixtures, and equipment may be located only within the Licensed Space and must be substantially similar to LICENSEE's existing store(s) located in Manhattan. Title to such furniture, fixtures, and equipment will be and remain in LICENSEE at all times and LICENSEE will be totally responsible for the care and maintenance thereof. Upon the termination of this Agreement, LICENSEE shall at its own cost and expense remove all such furniture, fixtures, and equipment and repair any damage to the Store that might be occasioned by such removal. LICENSEE agrees to pay any and all personal property taxes on its furniture, fixtures, equipment, and inventory in the Licensed Space and keep such items fully insured at all times during the Term.

     19. Alterations and Improvements.

     (a) LICENSEE may not make any alterations or installations in or about the Licensed Space or the Store without LICENSOR's prior written consent, which LICENSOR agrees not to unreasonably withhold, delay, or deny. However, if LICENSOR deems it necessary to retain architectural or engineering supervision for the purpose of determining the structural soundness of any request made by LICENSEE for remodeling or rebuilding, LICENSEE agrees to pay the cost thereof. LICENSOR will be given a reasonable amount of time to review and approve the contractor and the plans and specifications for the work proposed by LICENSEE, which time will not be less than sixty days. If LICENSOR approves the contractor and such alterations or improvements, LICENSEE agrees that the alterations and improvements shall be performed by LICENSEE in a first-class and professional manner, in compliance with all municipal codes, federal regulations, and applicable building standards.

     (b) LICENSEE agrees that any such work will be performed so as not to adversely affect the structure, safety, systems, or services of the Store and that all such work will comply with all building, safety, fire, and other codes and governmental requirements as well as all insurance requirements. Furthermore, LICENSEE agrees that all such work will be performed in a way that will not adversely impact, interfere with, or disrupt either LICENSOR or any other licensee in the Store and that LICENSOR will have the right to require LICENSEE to take reasonable steps to minimize such disruptions and to keep the construction work area free of dust and accumulation of debris and the hallways and passageways open and passable at all times.

     (c) On completion of any such work, LICENSEE shall provide LICENSOR with a complete set of "as built" plans (to 1/8th inch scale), copies of all construction contracts, and proof of payment for all labor and materials.

     20. Maintenance and Repair of the Licensed Space.

     (a) No rights have been granted to LICENSEE, except as set forth in this Agreement, with respect to the outside walls, roof, doors, or windows of the Store, and LICENSEE may not use them for any purpose whatsoever. LICENSEE will not deface or damage any part of the Licensed Space or the Store. LICENSEE shall take care to maintain the Licensed Space and any space that is immediately adjacent thereto in the same condition in which the Licensed Space was originally delivered to LICENSEE, reasonable wear and tear excepted.

     (b) LICENSEE shall, at its own cost and expense, promptly make all repairs to either the Licensed Space or the property of LICENSOR or other licensees or tenants of the Store that may be required because of the negligence or misuse thereof by LICENSEE, its agents, servants, employees, visitors, or customers. LICENSOR will, at its own cost and expense, promptly make all repairs to the property of LICENSEE that may be required by the gross negligence or intentional acts of LICENSOR, its agents, servants, employees, visitors, or customers.

     (c) LICENSOR represents to LICENSEE that the Building is in a good state of repair taking into account the age of the Building, wear and tear excepted, and that LICENSOR will keep the Building in as good a condition as existed on the commencement of LICENSEE's occupancy of the Licensed Space, reasonable wear and tear excepted, during the term of this Agreement so that LICENSEE's customers will have access to the Licensed Space.

     21. Release and Indemnification.

     (a) Except for the willful acts of LICENSOR or the acts of gross negligence by LICENSOR, its agents, servants, and/or employees, LICENSOR will not be under any responsibility or liability for the safeguarding of LICENSEE's furniture, fixtures, equipment, or inventory. LICENSEE hereby indemnifies LICENSOR and covenants to hold it harmless from any and all liability, costs, charges, and expenses of any kind, sort, or description arising directly or indirectly from LICENSEE's breach of this Agreement or from LICENSEE's occupancy of the Licensed Space, and from any liability, costs, charges, and expenses resulting from any injury to person or damage to property occurring in the Licensed Space or in connection with LICENSEE's use thereof, except for acts of gross negligence or willful misconduct by LICENSOR, its agents, servants, and/or employees.

     (b) LICENSOR hereby agrees to indemnify LICENSEE from any and all liability, costs, charges, or expenses of any kind, sort, or description arising directly or indirectly from LICENSOR's breach of this Agreement or from LICENSOR's or LICENSOR's willful acts or the acts of gross negligence by LICENSOR, its agents, servants, and/or employees.

     (c) LICENSOR WILL NOT BE LIABLE, AND LICENSEE WAIVES ALL CLAIMS, FOR INJURY TO OR DEATH OF PERSONS OR DAMAGE TO OR LOSS OF PROPERTY SUSTAINED BY LICENSEE OR ITS INVITEES OR GUESTS RESULTING FROM THE IMPROVEMENTS OR ANY PART THEREOF OR ANY OF LICENSOR'S EQUIPMENT OR APPURTENANCES BEING OUT OF REPAIR FOR WHICH LICENSEE WAS RESPONSIBLE FOR REPAIRING, OR RESULTING DIRECTLY OR INDIRECTLY FROM ANY ACT OR NEGLIGENCE OF LICENSEE OR ANY OCCUPANT OF THE BUILDING OR OF ANY OTHER PERSON, OR FROM ANY OTHER CAUSE WHATSOEVER EXCEPT THE GROSS NEGLIGENCE OF LICENSOR, INCLUDING WITHOUT LIMITATION SUCH CLAIMS FOR DAMAGE RESULTING FROM:
(i) equipment functioning improperly; (ii) LICENSOR's failure to keep the Licensed Space repaired; (iii) injury done or occasioned by wind; (iv) any defect in or failure of plumbing, heating, or air conditioning equipment, electrical wiring, or installation thereof, gas, water, or steam pipes, stairs, balconies, porches, railings, or sidewalks; (v) broken glass; the backing up of any sewer pipe or downspout; the bursting, leaking, or running of any tank, tub, wash stand, toilet, waste pipe, drain, or any other pipe or tank in, on, or about the Licensed Space; the escape of steam or hot water; (vi) the falling of any fixture, plaster, or stucco; and (vii) water, snow, or ice being on or coming through the roof or any skylight, trap door, stairs, walks, or any other place on or near the Licensed Space, the Store, or otherwise.

     22. Representations. LICENSOR represents to LICENSEE that this Agreement and the grant of the license hereunder will not conflict with or violate the terms of any lease or other licensing arrangement relating to the Store within which the Licensed Space is located. LICENSOR represents that it has proper authority and has obtained all necessary consents to license the Licensed Space.

     23. Relocation.

     (a) Notwithstanding the above, LICENSOR reserves the right, in its sole discretion, to change the Licensed Space, or any part or parts thereof, to other areas located in the Store, upon thirty days' prior written notice to LICENSEE by LICENSOR, which notice will include the date on which LICENSEE will be required to relocate and a description of the space to which LICENSEE will be relocated. Such subsequent space will have the same or substantially the same square footage and configuration within the Store as the previous Licensed Space and LICENSOR agrees to use commercially reasonably efforts to provide LICENSEE with substantially equivalent space as the Licensed Space.

     (b) LICENSOR will pay all out-of-pocket costs and expenses of relocating LICENSEE (including the cost of preparing such reasonably comparable Licensed Space for occupancy), provided LICENSEE furnishes to LICENSOR invoices, receipts, or other evidence reasonably satisfactory to LICENSOR relating to such out-of-pocket expenses. In the event of such relocation, such alternative space will for all purposes be deemed the "Licensed Space" hereunder and this Agreement will continue in full force and effect without any change in the other terms or conditions of this Agreement and without any increase in the amount of royalties. Upon LICENSEE's receipt of said notice of relocation, LICENSEE will have the option for a period of five business days from and after the date of receipt of such notice to elect to either cancel this Agreement or to cause all of its furniture, fixtures, equipment, and inventory to be moved to the new Licensed Space as designated in such notice, to be effected on or before the effective date of such relocation.

     (c) For the purposes of this Section 23, "comparable space" means (i) as to the retail space, a segregated, lockable, and windowed space (i.e., windows into the main showroom area) and having at least the same or substantially the same square footage and configuration as the initial retail Space, including the same number of acoustically segregated sound rooms; and (ii) as to the storage space in the sub-basement, a space having access to the initial or replacement retail space (as the case may be) substantially equivalent to or better than the access from the initial storage space to the initial Licensed Space and having at least the same or substantially the same square footage as the initial storage space.

     (d) If LICENSOR needs to relocate LICENSEE to other licensed space, LICENSOR must first notify LICENSEE to determine whether LICENSEE will consent to such a relocation. If LICENSEE refuses to consent to the relocation, LICENSOR will have the right not to proceed with such relocation and this Agreement will continue in force and effect. On the other hand, if LICENSOR insists on proceeding with the relocation in spite of LICENSEE's refusal to consent, LICENSEE will have an option for a period of thirty days immediately following receipt of written notice from LICENSOR that LICENSOR plans to proceed with the relocation to terminate this Agreement upon one hundred and eighty days' prior written notice, which notice must be sent within such thirty day option period.

     24. Assignment and Subletting. This Agreement may not be assigned in whole or part, or the Licensed Space sublet in any manner whatsoever, by LICENSEE without the prior written consent of LICENSOR, which consent may be withheld for any reason whatsoever, and any attempts to do so will, at LICENSOR's election, be void and of no force and effect.

     25. Interruption of Service; Fire and Other Casualty; Condemnation; Termination of License.

     (a) Except for acts of gross negligence by LICENSOR, LICENSOR will not be liable to LICENSEE in any manner whatsoever for any interruption, failure, or discontinuance of any service, facility, or supply that LICENSOR is required or has undertaken to furnish to LICENSEE, or of the use by LICENSEE of the Licensed Space. LICENSEE will not be entitled to any reimbursement, compensation, damages, abatement, or royalties or other relief for any such interruption or failure, discontinuance, or suspension of any such service, facility, or supply or in the use of the Licensed Space.

     (b) If the Licensed Space is damaged by fire or other casualty, LICENSOR will not be liable for any loss, damage, or interruption of business that LICENSEE suffers by reason thereof.

     If during the Term, the Licensed Space (i) is substantially damaged or destroyed by fire, wind, or other casualty, (ii) are substantially damaged or destroyed by the negligence, gross negligence, or intentional tort of LICENSEE or any person in or about the Licensed Space with LICENSEE's express or implied consent, or (iii) if any mortgagee of LICENSOR requires that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material, uninsured loss to the Licensed Space, then LICENSOR may elect, by written notice to LICENSEE sent no later than sixty days from the date of the occurrence of the casualty loss, to terminate this Agreement and the license fees will be abated for the unexpired portion of this Agreement, effective as of the date of the casualty loss. Additionally, if there is an early termination of this Agreement under this Section 25 because of substantial damage to the Licensed Space or because the insurance proceeds are required to be applied to the mortgage debt, both parties will automatically be released from all further liability under this Agreement except as to matters of liability that will have accrued and remain unsatisfied as of the date of such termination and LICENSOR will have the right to retain all insurance proceeds it collects. If LICENSOR elects not to terminate this Agreement, as provided for in this Agreement, the provisions hereinafter stated will apply.

     (c) If, during the Term, the Licensed Space is damaged by fire, wind, or other casualty, but not to such an extent that rebuilding and repairs cannot be completed within a reasonable period of time from the date of the casualty damage, LICENSOR will, at LICENSOR's sole option, have the right to elect to rebuild or repair the improvements located on the Licensed Space to substantially the same condition that the improvements existed prior to such damage or to terminate this Agreement by written notification to LICENSEE, whereupon all rights and obligations under this Agreement will cease, except for any outstanding obligations or indemnities assumed by LICENSEE under this Agreement. LICENSOR will have sixty days from the date of receipt of written notification from LICENSEE of the occurrence of the damage to make such election and written notification of LICENSOR's decision on whether to restore and reconstruct the Building situated on the Licensed Space will be communicated in writing to LICENSEE within sixty days of the date of LICENSOR's receipt of LICENSEE's notice of the occurrence of the damage.

     (1) If LICENSOR elects to rebuild or repair the Building following a casualty loss, the license fees payable under this Agreement will be adjusted equitably by LICENSOR and LICENSEE from the date of the damage through the end of the reconstruction period to reflect the diminished value of the Licensed Space and the diminished value of the portion of the Building that was not damaged. But, notwithstanding anything contained in this Agreement to the contrary, LICENSOR will not be required to expend more for such repairs and rebuilding than the net insurance proceeds actually received as a result of such casualty that are allocable to the Licensed Space after any payment required to be paid to the mortgagee under any mortgage. If LICENSOR elects to rebuild or repair the Building following a casualty loss at any time within a period of one year following the casualty loss, LICENSEE will have the right to continue to occupy the Licensed Space for the balance of the Term on the same terms and conditions set out in this Agreement.

     (2) If LICENSOR elects not to rebuild or repair the Licensed Space, this Agreement will terminate, except for any outstanding obligations or indemnities assumed by LICENSEE, under this Agreement and the license fees will be abated for the unexpired portion of this Agreement, effective as of the date set out in the notice from LICENSOR to LICENSEE following the occurrence of the damage. Additionally, if there is an early termination of this Agreement under the terms of this section either because of substantial or partial damage or because the insurance proceeds are required to be applied to the mortgage debt, both parties will automatically be released from all further liability under this Agreement except as to any outstanding obligations and matters of liability that will have accrued and remain unsatisfied as of the date of such termination, including claims of each party against the other for trade accounts (if any), payments of license fees, reimbursements, indemnification, and obligations arising under any promissory notes or security agreements.

     (d) If the Store is condemned by any public authority, sold under threat of taking by eminent domain, or if the lease under which LICENSOR occupies the Store is canceled, non-renewed, or terminated by any reason whatsoever, then this Agreement will, at LICENSOR's option, be canceled and terminated as of the date of such condemnation, sale, or termination without the necessity of any prior notice to LICENSEE. By signing this Agreement, LICENSEE acknowledges that the Store is located on leased premises and that this Agreement is subject to the terms and conditions of such lease agreement for the Store.

     (e) If LICENSEE's ability to occupy the Licensed Space is completely interrupted or totally discontinued for a period of more than seven business days, LICENSEE may cancel this Agreement by written notice to LICENSOR.

     26. Liens. LICENSEE may not suffer or permit any UCC filing or lien to exist on the Store, the Licensed Space, or any of the furniture, fixtures, signs, equipment, goods, and inventory located in the Licensed Space that would in any way limit or restrict LICENSEE from complying with the terms of this Agreement and being able to sell LICENSEE's goods and inventory in the ordinary course of business. If any such UCC filing or lien is filed on LICENSEE's furniture, fixtures, signs, equipment, goods, and inventory that unduly restricts LICENSEE from complying with the terms of this Agreement and being able to sell LICENSEE's goods and inventory in the ordinary course of business, LICENSEE shall promptly discharge the same at LICENSEE's sole cost and expense and LICENSEE agrees to indemnify and hold LICENSOR harmless regarding any UCC filings that conflict with this Agreement. Notwithstanding the above, LICENSOR agrees that LICENSEE will have the right to pledge its furniture, fixtures, signs, equipment, goods, and inventory located in the Licensed Space to LICENSEE's commercial lenders and LICENSOR agrees to waive any landlord's or other liens that it might have on LICENSEE's furniture, fixtures, signs, equipment, goods, and inventory located in the Licensed Premises.

     27. Default by LICENSEE.

     (a) If LICENSEE allows the license fees payable hereunder to be in arrears more than ten days after the due date thereof, LICENSOR may, at its option, without notice to LICENSEE, terminate this Agreement; or in the alternative, LICENSOR may enter upon the Licensed Space by picking or changing locks if necessary and take possession of the Licensed Space, without terminating this Agreement, and expel or remove all persons and property therefrom, without being
(a) deemed guilty of any manner of trespass, (b) liable for prosecution, or (c) liable on any claim for damages therefor, and relet the Licensed Space or any part thereof, for all or any part of the remainder of the term of this Agreement, or any renewal thereof, to a party satisfactory to LICENSOR, and at such monthly license fees as LICENSOR may with reasonable diligence be able to secure. If LICENSOR is unable to find another licensee for the Licensed Space after reasonable efforts to do so, or if such license fees are less than the license fees LICENSEE was obligated to pay under this Agreement, or any renewal thereof, then LICENSEE shall pay to LICENSOR the amount of such deficiency plus the expense of locating a new licensee without limitation, brokers' fees incurred by LICENSOR in connection with finding a new licensee for the whole or any part of the Licensed Space and all reasonable expenses incurred by LICENSOR in enforcing LICENSOR's remedies, including reasonable attorneys' fees, renovation expenses, and broker's commissions. However, notwithstanding anything contained in this Agreement to the contrary, in event of default, such as bankruptcy or insolvency, will not be deemed "cured" or being diligently prosecuted while the bankruptcy proceeding is pending. If LICENSEE remains in default under any other condition of this Agreement for a period of thirty days after the date of receipt of written notice from LICENSOR, or if any other person than LICENSEE secures possession of the Licensed Space, or any part thereof, by reason of any receivership of LICENSEE, bankruptcy proceedings involving LICENSEE, or other operation of law in any manner whatsoever, LICENSOR may, at its option, without notice to LICENSEE, terminate this Agreement or exercise any of the other remedies listed above in this Section 27.

     (b) LICENSEE agrees that LICENSOR shall be entitled to the benefits of all provisions of law respecting the speedy recovery of land and tenements held over by LICENSEE, including proceedings for forcible entry and detainer. LICENSOR and its agents shall not be subject to prosecution or liability as a result of said entry or repossession, and LICENSEE shall compensate LICENSOR for its reasonable expenses of making such entry and repossession.

     (c) Notwithstanding anything to the contrary herein contained, if LICENSEE is default under the terms of this Agreement five or more times within a one hundred and eighty day period, regardless of whether such events of default are timely cured, such defaults will be deemed deliberate and not curable on the last occasion thereof, thereby giving LICENSOR the immediate right to have recourse to all LICENSOR's remedies hereunder.

     (d) The remedies of LICENSOR hereunder shall be deemed cumulative and no remedy of LICENSOR, whether exercised by LICENSOR or not, shall be deemed to be an exclusion of any other.

     28. Default by LICENSOR. No default by LICENSOR hereunder shall constitute an eviction or disturbance of LICENSEE's use and possession of the Licensed Space or render LICENSOR liable for damages or entitle LICENSEE to be relieved from any of LICENSEE's obligations hereunder (including the obligation to pay the license fee) or grant LICENSEE any right of deduction, abatement, set-off, or recoupment or entitle LICENSEE to take any action whatsoever with regard to the Licensed Space or LICENSOR until twenty days after LICENSEE has given LICENSOR written notice specifically setting forth such default by LICENSOR, and LICENSOR has failed to cure such default within said twenty day period, or in the event such default cannot reasonably be cured within said twenty day period then within an additional reasonable period of time so long as LICENSOR has commenced curative action within said twenty day period and thereafter is diligently attempting to cure such default. In the event that LICENSOR fails to cure such default within said twenty day period, or within said additional reasonable period of time, LICENSEE shall have the right to proceed to cure such default and deduct the cost of curing same, plus interest thereon at the rate of ten percent (10%) per annum, from the next succeeding licensee fee installment(s) owed by LICENSEE to LICENSOR hereunder.

     29. Waiver of Default. No waiver by the parties of any default or breach of any term, condition, or covenant of this Agreement shall be deemed to be a waiver of any other breach of the same or other term, condition, or covenant contained herein, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or lessen the right of LICENSOR to insist upon the performance by LICENSEE in strict accordance with the terms hereof. No provision of this Agreement may under any circumstances be deemed to have been waived by either party here to unless such waiver is in writing and signed by the party charged with such waiver. LICENSEE agrees that the receipt by LICENSOR of the license fee, even with the knowledge of the breach of any covenant or condition of this Agreement by LICENSEE, shall not be deemed to be a waiver of such breach and no provision of this Agreement shall be deemed to have been waived by LICENSOR unless such waiver be in writing, and signed by LICENSOR.

     30. Security Deposit. If LICENSEE defaults under any of the terms or conditions of this Agreement more than two times during any twelve consecutive months during the term of this Agreement, LICENSEE agrees, that in addition to curing such event of default, it shall pay LICENSOR a security deposit equal to $25,000 ("Security Deposit"), which will be held by LICENSOR without interest as security for the full and faithful performance by LICENSEE of LICENSEE's covenants and obligations under this Agreement, it being expressly understood that such deposit is not an advance payment of license fees or a measure of LICENSOR's damages if LICENSEE defaults again. Following the payment of the Security Deposit, upon the occurrence of any event of default by LICENSEE, LICENSOR may, from time to time, without prejudice to any other remedy provided in this Agreement or by law, use the Security Deposit to the extent necessary to make good any arrearages of payment owed by LICENSEE to LICENSOR or any amount as to which LICENSEE is in default or for any other damage, injury, expense, or liability caused to LICENSOR by such event of default, regardless whether such damages or deficiency accrue before or after termination of this Agreement. Following any such application of the Security Deposit, LICENSEE agrees to pay to LICENSOR on demand the amount so applied in order to restore the Security Deposit to its original amount and LICENSEE's failure to do so within ten days of the date of demand will be, at LICENSOR's election, a material default under this Agreement. If LICENSEE is not in default of this Agreement upon the termination of this Agreement, LICENSOR agrees to return any remaining balance of such Security Deposit to LICENSEE within thirty days of the date of the termination of this Agreement. LICENSOR's deduction of any amounts owed by LICENSEE to LICENSOR from the Security Deposit will in no event release LICENSEE from being in default under the terms of this Agreement. LICENSOR will not be required to keep this Security Deposit separate from its general funds. LICENSEE agrees that it will not assign or encumber, or attempt to assign or encumber, the monies deposited under this Agreement as security, and that LICENSOR and its successors and assigns will not be bound by any such actual or attempted assignment or encumbrance. If LICENSEE cures the event of default that triggered the obligation to put up the $25,000 Security Deposit and is not then in default, LICENSOR agrees to refund the $25,000 amount put as a Security Deposit within ten days of the date of LICENSEE's request.

     31. Termination of Agreement. Either party will have the right to terminate this Agreement at any time, upon twenty-one days' prior notice in writing to the other party mailed or sent by national overnight courier service for next day delivery to the other party's principal offices, upon the occurrence of any one of the following events:

     (a) If either party is declared insolvent or bankrupt, or makes an assignment for the benefit of creditors, or if a receiver is appointed or any proceedings are initiated involving LICENSEE or LICENSOR pursuant to the United States Bankruptcy Code or any amendment thereof.

     (b) If either party materially defaults in the substantial performance of any provision of this Agreement or if LICENSEE fails to conform to the general business policies, practices, or procedures of LICENSOR, as same may from time to time during the Term be amended or modified by LICENSOR, and such default is not cured within ten business days after receipt of a written demand. If such default cannot be cured reasonably within said ten business day period then the defaulting party will have an additional reasonable period of time so long as the defaulting party has commenced curative action within said ten business day period and thereafter diligently attempts to cure such default.

     (c) Additionally, at the election of LICENSOR, LICENSOR will have the right to terminate this Agreement at any time, upon twenty-one days' prior notice in writing to LICENSEE mailed or sent by national overnight courier service for next day delivery to LICENSEE's principal offices, if the business of LICENSEE is sold, leased, or for any reason passes from the actual possession or control of LICENSEE, or if LICENSEE's ownership interest (excluding the ownership interests of Harvey Acquisition Company, L.L.C.) undergoes a fifty percent (50%) or more change during the Term. Upon the occurrence of such an event, LICENSEE must notify LICENSOR immediately thereof. So long as LICENSEE's stock is registered pursuant to the Securities Act of 1933 and such stock is regularly traded on a national exchange, a fifty percent (50%) of more change in the ownership of LICENSEE that occurs solely through the open trading of such stock on a national exchange will not be deemed to be a violation of this Agreement.

     32. Surrender of Licensed Space. Upon the expiration or other termination of the Term, LICENSEE shall quit and surrender the Licensed Space to LICENSOR broom clean, in good order and condition, ordinary wear and tear and acts of negligence by LICENSOR excepted. All fixtures, furniture, equipment, and inventory of LICENSEE must be promptly removed from the Licensed Space immediately thereafter at the sole cost and expense of LICENSEE. No act or thing done by LICENSOR or LICENSOR's agents during the Term will be deemed an acceptance of a surrender of the Licensed Space and no agreement to accept such surrender will be valid unless it is in writing and signed by LICENSOR. LICENSEE shall notify LICENSOR in writing at least thirty days prior to vacating the Licensed Space to arrange a mutually convenient time to meet LICENSOR for a joint inspection of the Licensed Space prior to vacating. To the extent that LICENSEE fails to comply with this provision of the Agreement and LICENSOR incurs any expense in bringing the Licensed Space up to compliance with this provision, LICENSEE agrees to pay to LICENSOR all such costs, including lost royalties and penalties because of a delay in being able to turn the Licensed Space over to a new licensee during the period of time necessary to clean the Licensed Space. Any cost or expense incurred by LICENSOR as a result of LICENSEE's delay in surrendering the Licensed Space, including lost royalties and penalties, or involving the restoration of the Licensed Space to the standards set forth in this Agreement, will be paid by LICENSEE to LICENSOR immediately upon demand.

     33. Right to Use Name. If LICENSEE ceases to be licensed by LICENSOR for any reason, LICENSEE will not thereafter use or permit the use of the name "HARVEY ELECTRONICS at ABC", or any combination with the word "ABC" in the name or trademark of any corporation, partnership, or other business in which LICENSEE is associated in any capacity, directly or indirectly. LICENSEE covenants that it will not use, after the end of the Term, the name "ABC" in any manner, shape, or form, in any business or employment, nor the designation "Formerly with ABC" or any similar designation.

     34. Non-Competition, Non-Interference, and Non-Solicitation Agreement. During the Term LICENSEE may compete with LICENSOR in the retail sales of the goods described in this Agreement, but only so long as any stores owned or operated by LICENSEE as Harvey Electronics within the areas bounded by 34th Street on the North, Houston Street on the South, the East River on the East, and the Hudson River on the West, are not expanded or enlarged by more than 110% of the size of such stores on the date of the execution of this Agreement and so long as LICENSEE does not open any new Harvey Electronics stores or commence operations of any new electronics stores as Harvey Electronics on Manhattan, within the area bounded by 34th Street on the North, Houston Street on the South, the East River on the East, and the Hudson River on the West, either on its own account or as a partner or joint venturer, or as an agent or salesman for any person or entity, or otherwise.

     (a) Furthermore, LICENSEE agrees that it will not, either during the term of the Agreement and for a period of one year immediately following the expiration or termination of the Agreement, for any reason whatsoever, either directly or indirectly, interfere with LICENSOR's business or operations and will not solicit for hire or hire any of LICENSOR's employees or otherwise interfere with or disrupt either the employment relationship between LICENSOR and any of its employees, or the relationship between LICENSOR and any of its vendors, supplies, or contractors. Likewise, LICENSOR agrees that it will not, either during the term of the Agreement and for a period of one year immediately following the expiration or termination of the Agreement for any reason whatsoever, either directly or indirectly, interfere with LICENSEE's business or operations and will not solicit for hire or hire any of LICENSEE's employees or otherwise interfere with or disrupt either the employment relationship between LICENSEE and any of its employees or the relationship between LICENSEE and any of its vendors, suppliers, or contractors.

     (b) LICENSEE agrees that a breach or violation of these covenants not to compete by LICENSEE will entitle LICENSOR, as a matter of right to an injunction issued by any court of competent jurisdiction, restraining any further or continued violation of these covenants. Such right to an injunction will be cumulative and in addition to, and not in lieu of, any other remedies to which LICENSOR may show itself justly entitled. These covenants on the part of LICENSEE will be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of LICENSEE against LICENSOR, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by LICENSOR of these covenants.

     (c) If LICENSEE violates these restrictive covenants and LICENSOR brings legal action for injunctive or other relief, LICENSOR will not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full one year period of the restrictive covenants. Accordingly, the restrictive covenants and the covenants and agreements not to solicit or interfere will be deemed to have a duration of one year as specified above, computed from the date the relief is granted, but reduced by the time between the period when the covenants or restrictions began to run and the date of the first violation of the covenants or restrictions by LICENSEE.

     (d) The parties agree that this covenant is reasonable in both time and scope. However, if any court determines that the duration or geographical limit of any restriction contained in this covenant not to compete or the non-solicitation provision is unenforceable, it is the intention of the parties that the restrictive covenants set forth in this Agreement will not thereby be terminated but will be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this covenant not to compete or the non-solicitation provision and the jurisdiction of the court that has made the adjudication.

     (e) The parties expressly recognize and agree that the restraints imposed in this Agreement (i) are reasonable both as to time and scope of activity to be restrained; (ii) are reasonably necessary to the business relationship of the parties and to protect their legitimate interests; and (iii) are not oppressive. The parties also recognize that the failure by LICENSEE to observe and comply with the covenants and agreements set out in this Agreement will cause irreparable harm to LICENSOR; that it is and will continue to be difficult to ascertain the degree of harm and damage to LICENSOR as a result of the violation of these restraints, that the consideration paid and received by each party for entering into these covenants and agreements is fair, and that the covenants and agreements and their enforcement will not deprive either party of an ability to operate their business. Each party further expressly acknowledges that it has been encouraged to and has consulted or has had the opportunity to consult with independent counsel and has reviewed and considered the terms of this Agreement prior to executing this Agreement.

     (f) The parties recognize that the covenants and agreements of each party under this Agreement are special, unique, and of extraordinary character. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies that either party may have in the event of a breach of the terms and conditions of this Agreement by the other party, the non-breaching party will be entitled to demand and obtain specific performance, including, without limitation, temporary and permanent injunctive relief, and all other appropriate equitable relief against the breaching party in order to enforce against the breaching party or in order to prevent any breach or any threatened breach by a party of the covenants and agreements contained in this Agreement. Additionally, the parties agree that if any covenant or condition contained in this Agreement is held to be unenforceable, such covenant or agreement will be reformed to the extent necessary to make such covenant or agreement enforceable, and such covenant or agreement, as reformed, will be subject to the enforcement provisions of this Agreement.

     35. Jurisdiction. Notwithstanding the fact that one or both of the parties is now or may become a resident or citizen of a different country or state, this Agreement is to be interpreted in accordance with the laws of the State of New York.

     36. Jurisdiction and Service of Process. Each party hereby irrevocably submits to the jurisdiction of the courts of the state of New York and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each party hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing or the sending by national overnight courier service for next day delivery of copies of such process to the party at its address as specified in
Section 40. Each party agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party further waives any objection to venue in such state and any objection to an action or proceeding in such state on the basis of forum non conveniens. Each party further agrees that any action or proceeding brought against such party may be brought only in a court of the state of New York or in a federal court located in such state. Each party waives any right it may have to a jury trial.

     37. Merger. All understandings and agreements heretofore entered into between the parties regarding the subject matter of this Agreement are hereby merged into this Agreement, which alone fully and completely expresses their agreement with respect to the subject matter of this Agreement, and this Agreement has been entered into after full investigation by all parties, and neither party is relying upon any statements or representations by the other party not embodied in this Agreement. This Agreement may not be modified, except by an instrument in writing signed by the parties.

     38. Non-Waiver.

     (a) The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of, this Agreement or of any of the provisions set forth or hereafter adopted by said party will not prevent a subsequent act that would have originally constituted a violation from having all the force and effect of any original violation. The receipt by LICENSOR of royalties with knowledge of the breach of any covenant will not be deemed to have been waived by LICENSOR unless such waiver is in writing and signed by LICENSOR.

     (b) No payment by LICENSEE or receipt by LICENSOR of a lesser amount of royalties stipulated in this Agreement will be deemed to be other than on account of the earliest stipulated royalties, nor will any endorsement or statement of any check or any letter accompanying any check or payment as royalties be deemed in accord and satisfaction, and LICENSOR may accept such check or payment without prejudice to LICENSOR's right to recover the balance of such royalties or pursue any other remedy provided in this Agreement.

     39. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or construe this Agreement, the prevailing party will be entitled to recover from the non-prevailing party reasonable attorneys' fees, costs, and other disbursements reasonably incurred in such action in addition to all other relief to which the prevailing party may be entitled.

     40. Notice. Any notice required in this Agreement must be sent either by national overnight courier service for next day delivery or by certified mail, return receipt requested, postage prepaid, and such notice will take effect when actually received or five business days after the date it is postmarked by the United States Postal Service, whichever is sooner. The address of each party is as follows:

LICENSOR                                             LICENSEE

ABC Home Furnishings, Inc.                  Harvey Electronics, Inc.
38 E. 19th Street, 8th Floor                205 Chubb Avenue
New York, New York  10003                   Lyndhurst, New Jersey 07071
Att'n: Comptroller                          Att'n: Franklin C. Karp

with copy to:

J. Walker Holland                           Richard H. Kaplan
Holland, Johns, Schwartz & Penny, L.L.P.    Rubin, Kaplan & Associates, P.C.
306 West 7th Str. - Ste. 500                501 Hoes Lane
Fort Worth, Texas  76102-4982               Piscataway, New Jersey  08854

     From time to time either party may designate another address within the forty-eight contiguous states of the United States of America for all purposes of this Agreement or add additional addresses by giving the other party not less than thirty days' advance written notice, in accordance with the provisions of this Agreement, of such change of address.

     41. Recourse Limitation. The obligations incurred by LICENSOR under and with respect to this Agreement do not and will not constitute personal obligations, and do not and will not involve any personal liability on its part, or on the part of any officer, director, or shareholder of LICENSOR. Likewise, the obligations incurred by LICENSEE under and with respect to this Agreement do not and will not constitute personal obligations, and do not and will not involve any personal liability on its part, or on the part of any officer, director, or shareholder of LICENSEE. LICENSEE specifically agrees to look solely to LICENSOR's interest in the Building in the recovery of any judgment from LICENSOR, it being agreed that LICENSOR will never be personally liable for any such judgment.

     42. Legal Construction. If any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable under present or future laws effective during the Term in any respect, and the basis of the bargain between the parties is not destroyed or rendered ineffective thereby, such invalidity, illegality, or unenforceability, to the extent possible, will not affect any other provision of this Agreement. Moreover, so far as is reasonable and possible, effect will be given to the intent manifested by the portion held invalid, illegal, or unenforceable. It is further the intention of the parties that if any provision of this Agreement is capable of two constructions, one of which would render the provision invalid, illegal, or unenforceable and the other of which would render the provision valid, legal, or enforceable, then the provision will have the meaning that renders it valid, legal, or enforceable.

     43. General Rules of Construction. This Agreement will not be strictly construed either for or against either LICENSOR or LICENSEE, but this Agreement will be interpreted in accordance with the general tenor of the language of this Agreement in an effort to reach an equitable result. No remedy or election given by any provision in this Agreement will be deemed exclusive unless so indicated, but each will, wherever possible, be cumulative with all other remedies in law or equity. The parties acknowledge that this Agreement has been freely negotiated by both parties and that each party (and its counsel, if any) has had the opportunity to review and revise this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement.

     44. Captions. The headings and captions contained in this Agreement are inserted for convenience of reference only, and are not to be deemed a part of or to be used in construing this Agreement. The captions in no way define, describe, amplify, or limit the scope or the intent of this Agreement or any of the provisions of this Agreement. All references in this Agreement to sections or subsections thereof refer to the corresponding section or subsection of this Agreement unless specific reference is made to such sections or subsections of another document.

     45. Counterparts. This Agreement may be signed in multiple counterparts, each of which will be an original and all such counterparts together will represent but one and the same instrument; but in making proof of this Agreement it will not be necessary to produce or account for more than one such counterpart. The counterpart signed and held by LICENSOR will control in the event of any dispute or in any cases of differences between the counterparts. This Agreement becomes effective when one or more of the counterparts has been signed by each of the parties and delivered to the other party.

     46. Force Majeure. Neither LICENSOR nor LICENSEE will be required to perform any term, condition, or covenant in this Agreement so long as such performance is delayed or prevented by force majeure, which means acts of God, strikes, material or labor restrictions by any governmental authority, insurrections, war, court orders, civil riot, floods, requisition or order of any governmental body or authority, and any other cause not reasonably within the control of either LICENSOR or LICENSEE and that either LICENSOR or LICENSEE, by the exercise of reasonable diligence, is unable, either wholly or in part, to prevent or overcome. However, nothing in this Section 46 will relieve LICENSEE of its responsibility to pay, on a timely basis, all monetary obligations owed to LICENSOR, as set out in this Agreement, or its responsibility to provide the insurance coverages required in this Agreement.

     47. Time is of the Essence. In all instances where LICENSEE is required under this Agreement to pay any amount or do any act at a particular indicated time or within any indicated period of time, it is understood that time is of the essence. All performance dates, time schedules, and conditions precedent to exercising any right will be strictly adhered to without delay except where otherwise expressly provided. In computing any period of time by days as provided in this Agreement, the date of the act, event, or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included unless the last day of any time period stated in this Agreement falls on either a Saturday or Sunday or falls on a legal holiday recognized by the United States Postal Service, then the duration of such time period will be extended so that it ends on the next succeeding day that is not a Saturday, Sunday, legal holiday recognized by the United States Postal Service.

     48. Survival. LICENSOR and LICENSEE expressly agree that (i) all of LICENSEE's obligations hereunder that have not been fully performed, (ii) all of LICENSEE's warranties, representations, covenants, and indemnity provisions contained in this Agreement, and (iii) all provisions of this Agreement that contemplate performance by LICENSEE after the expiration or early termination of this Agreement, will survive either the termination of this Agreement for any reason, the surrender or return of possession of the Licensed Space by LICENSEE, or the loss of LICENSEE's right of possession for any reason set out in this Agreement.

     49. Business Day. As used in this Agreement, the term "business day" means any day of the week, Monday through Friday, that is not recognized by the United States Postal Service as a national holiday and on which national banks are open for business.

     50. Successors and Assigns. The terms, provisions, and covenants contained in this Agreement will apply to, inure to the benefit of, and be binding upon the parties and their successors, and permitted assigns, but this provision will in no way alter or affect the restrictions on assignment and subletting or sublicensing to LICENSEE under this Agreement.

     51. Expiration. LICENSEE's right to sign this Agreement will be automatically revoked unless LICENSEE signs this Agreement and delivers same to LICENSOR at its address set out in this Agreement on or before 5:00 p.m. CST on ____________, 2000.

LICENSOR:                                    ABC HOME FURNISHINGS, INC.


                                    By:      /s/ Michael P. McDonough
                                             ------------------------
                                             Michael P. McDonough - COO


LICENSEE:                                    HARVEY ELECTRONICS, INC.


                                    By:      /s/ Franklin C. Karp
                                             --------------------
                                             Franklin C. Karp